                                                                     EXHIBIT 4.7

                                 [FACE OF NOTE]

         This Security is issued in substitution for, and not in novation of, that certain 6.40% Remarketable or Redeemable Note (ROARSSM) Due May 1, 2013 (Remarketing Date May 1, 2003), dated April 24, 1998, by the Company and payable to Cede & Co, or registered assigns. Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to the issuer or its agent for registration of transfer, exchange, or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

         This Security is a Book-Entry Security within the meaning of the Indenture hereinafter referred to and is registered in the name of a Depository or a nominee of a Depository. This Security is exchangeable for Securities registered in the name of a Person other than the Depository or its nominee only in the limited circumstances described in the Indenture, and no transfer of this Security (other than a transfer of this Security as a whole by the Depository to a nominee of the Depository or by a nominee of the Depository to the Depository or another nominee of the Depository) may be registered except in such limited circumstances.

                            STEWART ENTERPRISES, INC.

          SECURED 6.40% REMARKETABLE OR REDEEMABLE SECURITIES (ROARS[SM])
                                 DUE MAY 1, 2013
                         (REMARKETING DATE MAY 1, 2003)
No.                                                          CUSIP No: 860370AB1
    --------
                                   $99,897,000

         Stewart Enterprises, Inc., a Louisiana corporation (herein called the "Company," which term shall include any successor under the Indenture hereinafter referred to), for value received, hereby promises to pay to CEDE & CO., or registered assigns, the principal sum of $99,897,000 (Ninety Nine Million, Eight Hundred Ninety Seven Thousand Dollars) at the Company's office or agency for said purpose in the Borough of Manhattan, the City of New York on May 1, 2013 (the "Stated Maturity Date") in such coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts, and to pay interest thereon in like coin or currency semi-annually on November 1 and May 1 of each year (each, an "Interest Payment Date"), on said principal sum at the rate of 6.40% per annum (except that on and after the Remarketing Date (defined below), such rate shall be the Interest Rate to Maturity (defined below)) at said office or agency from the date of the original issuance of the ROARS or from the most recent Interest Payment Date to which interest on this ROARS has been paid or duly provided for until payment of said principal sum has been made or duly provided for. The interest so payable on any Interest Payment Date will, except as otherwise provided in the Indenture referred to on the reverse hereof, be paid to the Person in whose name this ROARS is registered at the close of business on the October 15 or April 15 preceding such November 1 or May 1, whether or not such day is a Business Day (as defined below); provided, however, that interest payable on the Remarketing Date and on the Stated Maturity Date will be payable to the Person to whom principal shall be payable. Interest payments will be in the amount of interest accrued from and including the next preceding Interest Payment Date (or from and including the date of the original issuance of the ROARS if no interest has been paid or duly provided for with respect to the ROARS) to but excluding the relevant Interest Payment Date, the Remarketing Date or the Stated Maturity Date, as the case may be. Interest may be paid, at the option of the Company, if this ROARS is no longer in the form of a Registered Security in global form, by mailing a check therefor payable to the registered holder entitled thereto at his last address as it appears on the Security Register (as defined in the Indenture). Interest on this ROARS shall be computed on the basis of a 360-day year consisting of twelve 30-day months.

         On May 1, 2003 (the "Remarketing Date"), pursuant to the Remarketing Agreement dated as of the date hereof (the "Remarketing Agreement"), between the Company and Banc of America Securities LLC, or its successor, as Remarketing Dealer (the "Remarketing Dealer"), the ROARS will either be (i) mandatorily tendered to and purchased by the Remarketing Dealer, in which case the Remarketing Dealer shall pay 100% of the principal amount of the ROARS and the Company shall pay accrued and unpaid interest, if any, to the Remarketing Date, or (ii) redeemed by the Company at 100% of the principal amount thereof plus accrued and unpaid interest, if any, to the Remarketing Date. If the ROARS are purchased by the Remarketing Dealer on the Remarketing Date, the ROARS shall bear interest for the period on and after the Remarketing Date to the Stated Maturity Date at the Interest Rate to Maturity determined in accordance with the procedures set forth on the reverse hereof.

ADDITIONAL PROVISIONS OF THIS SECURITY ARE CONTAINED ON THE REVERSE HEREOF AND SUCH PROVISIONS SHALL FOR ALL PURPOSES HAVE THE SAME EFFECT AS THOUGH FULLY SET FORTH AT THIS PLACE.

         This Security shall not be entitled to any benefit under the Indenture hereinafter referred to, or become valid or obligatory for any purpose, until the Trustee under the Indenture shall have signed the form of certificate of authentication endorsed hereon.

         In Witness Whereof, the Company has caused this instrument to be duly executed under its corporate seal.

Dated:  June 29, 2001                       STEWART ENTERPRISES, INC.


                                            By:
                                               ---------------------------------
                                               Kenneth C. Budde
                                               Chief Financial Officer,
                                               President-Corporate Division and
                                               Executive Vice President

Attest:
        -------------------------------
           Lisa T. Winningkoff
           Assistant Secretary


         This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

                                               CITIBANK, N.A., as Trustee

                                               By:
                                                  ------------------------------
                                                            Authorized Signatory

                                [REVERSE OF NOTE]

                            STEWART ENTERPRISES, INC.

          Secured 6.40% Remarketable Or Redeemable Securities (ROARS[SM])
                                 due May 1, 2013
                         (Remarketing Date May 1, 2003)


         1. INDENTURE. (a) This Security is one of a duly authorized issue of debt securities of the Company designated as its Secured 6.40% Remarketable Or Redeemable Securities (ROARS[SM]) due May 1, 2013 (Remarketing Date May 1, 2003) (the "ROARS"), limited to the aggregate principal amount of $200,000,000 (Two Hundred Million Dollars) (except as otherwise provided in the Indenture mentioned below), issued or to be issued pursuant to an indenture dated as of December 1, 1996, duly executed and delivered by the Company to Citibank, N.A., as trustee (herein called the "Trustee," which term includes any successor trustee under the Indenture), as supplemented by the First Supplemental Indenture dated April 24, 1998 between the Company and the Trustee and the Second Supplemental Indenture dated June 29, 2001 between the Company and the Trustee, as the same shall be further amended and supplemented from time to time as provided in the Indenture (as so amended and supplemented, the "Indenture"). The terms of the ROARS include those in the Indenture. Reference is hereby made to the Indenture and all other indentures supplemental thereto for a complete description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Company and the Holders of the ROARS. Capitalized terms used but not defined herein which are defined in the Indenture have the meanings assigned to them in the Indenture.

                  (b) If an Event of Default with respect to Securities of this series shall occur and be continuing, the principal of the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture. The Indenture provides that under certain circumstances a declaration of acceleration and its consequences may be rescinded and annulled by the Holders of a majority in principal amount of the Outstanding Securities of the series.

                  (c) The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in principal amount of the Outstanding Securities of each series to be affected (acting as one class). The Indenture provides that the Holders of a majority in principal amount of the Outstanding Securities of any series (or, in certain cases, of all Outstanding Securities) may, on behalf of the Holders of all the Securities of such series (or, in certain cases, of all Securities under the Indenture) waive certain past defaults under the Indenture. The Indenture also provides that the Holders of a majority in principal amount of the Outstanding Securities of all series affected (acting as one class) may waive compliance by the Company with certain restrictive provisions of the Indenture. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued in exchange or substitution or hereof upon registration of transfer hereof whether or not notation of such consent or waiver is made upon this Security or such other Securities.

                  (d) The Indenture contains provisions for the legal defeasance at any time of the entire indebtedness of the Company on this Security upon compliance by the Company with certain conditions set forth therein, which provisions apply to this Security after the Remarketing Date. Upon compliance with such provisions, the Company shall be deemed to have paid and discharged the entire indebtedness on this Security and the Company's obligation to pay the principal of (and premium, if any) and interest on this Security shall cease, terminate and be completely discharged.

                  (e) The Indenture provides that no Holder of any Securities may enforce any remedy under the Indenture except in the case of refusal or neglect of the Trustee to act after notice of default and request by the Holders of 25% in principal amount of Outstanding Securities in the series for which a remedy is sought to be enforced and the offer to the Trustee of reasonable indemnity.

                  (f) The ROARS do not have the benefit of any sinking fund obligation and are redeemable only as provided herein.

                  (g) No reference herein to the Indenture and no provision of the ROARS or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on the ROARS at the place, times and rate, and in the currency, herein prescribed.

                  (h) The Securities of this series are issuable only in registered form without coupons in denominations of $100,000 and any integral multiples of $1,000 in excess thereof. As provided in the Indenture and subject to certain limitations therein set forth, Securities of this series are exchangeable for a like aggregate principal amount of Securities of this series of a different authorized denomination, as requested by the Holder surrendering the same.

                  (i) As provided in the Indenture and subject to certain limitations therein set forth, the transfer of the ROARS is registrable in the Security Register, upon surrender of the ROARS for registration of transfer at the office or agency of the Company in any place where the principal of (and premium, if any) and interest on the ROARS are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities of this series, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

                  (j) No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

                  (k) Prior to surrender of the ROARS for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee, may deem and treat the registered Holder hereof as the absolute owner of the ROARS (whether or not the ROARS shall be overdue and notwithstanding any notation of ownership or other writing hereon), for the purpose of receiving payment of, or on account of, the principal hereof and interest hereon and for all other purposes, and neither the Company nor the Trustee nor any agent of the Company or the Trustee shall be affected by any notice to the contrary. Notwithstanding the foregoing, payment of principal of and interest on any Security of this series in permanent global form should be made in the manner provided in the arrangements of the Company with the Depository.

                  (l) In order to secure the due and punctual payment of all obligations payable by the Company under the Indenture and that certain Credit Agreement by and among the Company, Empresas Stewart-Cementerios, Empresas Stewart-Funeraris, Bank of America, N.A., as Collateral Agent, Administrative Agent and Lender and the other Lenders, dated as of June 29, 2001, as amended, restated, rearranged or otherwise modified from time to time, the Company and its Subsidiaries have granted a first priority Lien (subject to certain exceptions permitted by (i) that certain Security Agreement dated as of June 29, 2001 by and among the Company, certain of the Company's Subsidiaries and the Collateral Agent; (ii) that certain Securities Pledge Agreement dated as of June 29, 2001 by and among the certain Subsidiaries of the Company and the Collateral Agent; (iii) that certain Securities Pledge Agreement dated as of June 29, 2001 by and between the Company and the Collateral Agent; (iv) that certain Intellectual Property Security Agreement dated as of June 29, 2001 by and among the Company, certain of the Company's Subsidiaries, and the Collateral Agent; and (v) that certain Assignment of Patents, Trademarks and Copyrights dated as of June 29, 2001 by and among the Company, certain of the Company's Subsidiaries, and the Collateral Agent (collectively, the "Collateral Documents")) on and security interest in the Collateral owned by it to the Collateral Agent for the pari passu benefit of (a) the Trustee and the Holders of the Securities and (b) the Administrative Agent, the Collateral Agent and the Lenders, pursuant to the Indenture and the Collateral Documents.

                  (m) The Indenture and the ROARS shall be governed by and construed in accordance with the laws of the State of New York.

         2. MANDATORY TENDER ON REMARKETING DATE; PURCHASE AND SETTLEMENT. (a) If the Remarketing Dealer gives notice to the Company and the Trustee on the fifth Business Day prior to the Remarketing Date (the "Notification Date") at no later than 4:00 p.m. New York City time of its intention to purchase the ROARS for remarketing, each ROARS will be automatically tendered, or deemed tendered, to the Remarketing Dealer for purchase on the Remarketing Date in accordance with Paragraph 2(b) below, except as set forth in Paragraphs 5 and 6 below. The purchase price for the ROARS to be paid by the Remarketing Dealer will be equal to 100% of the principal amount thereof, and the Company will pay accrued interest, if any, to the Remarketing Date. If the ROARS are tendered for remarketing, the Remarketing Dealer may remarket the ROARS for its own account at varying prices to be determined by the Remarketing Dealer at the time of each sale. From and after the Remarketing Date, the ROARS will bear interest at the Interest Rate to Maturity (defined in Paragraph 4 below). If the Remarketing Dealer elects to remarket the ROARS, the obligation of the Remarketing Dealer to purchase the ROARS on the Remarketing Date is subject to the conditions set forth in the Remarketing Agreement. If for any reason the Remarketing Dealer does not purchase all ROARS on the Remarketing Date, the Company will be required to redeem the ROARS on the Remarketing Date at a price equal to 100% of the principal amount thereof plus all accrued and unpaid interest, if any, on the ROARS to the Remarketing Date. No holders of beneficial interests in the ROARS (the "Beneficial Owners") shall have any rights or claims under the Remarketing Agreement or against the Company or the Remarketing Dealer as a result of the Remarketing Dealer not purchasing the ROARS. Each Holder and Beneficial Owner of a ROARS by its acceptance hereof agrees to deliver its ROARS on the Remarketing Date for either purchase or redemption as provided herein.

                  (b) Following the Notification Date, the tender and purchase of the ROARS provided for in Paragraph 2(a) above shall be effected as follows, subject to Paragraphs 5 and 6 below:

                           (i) All of the ROARS shall be delivered automatically
                  to the account of the Trustee, by book-entry through The Depository Trust Company or any successor thereto ("DTC") pending payment of the purchase price therefor, on the Remarketing Date.

                           (ii) The Remarketing Dealer shall deliver the
                  purchase price for the ROARS to the Trustee by 3:00 p.m. New York City time on the Business Day immediately preceding the Remarketing Date for payment to the DTC participant (each, a "Participant") of each Beneficial Owner of ROARS, through DTC in accordance with the procedures of DTC, against delivery or deemed delivery through DTC of such Beneficial Owner's ROARS. The Company will make, or cause the Trustee to make, payment of interest due on the Remarketing Date to DTC for distribution to each Beneficial Owner of ROARS by book-entry through DTC by the close of business on the Remarketing Date.

         3. MAINTENANCE OF BOOK-ENTRY SYSTEM. (a) The tender and settlement procedures set forth in Paragraph 2(b) above shall be subject to modification to the extent required by DTC or, if the book-entry system is no longer available for the ROARS at the time of the remarketing, to the extent required to facilitate the tendering and remarketing of ROARS in a form other than global form. In addition, the Remarketing Dealer may modify (with the consent of the Trustee to the extent required by the Indenture) the settlement procedures set forth herein in order to facilitate the settlement process in any manner not contrary to the Indenture or adverse to the interests of the Holders of the ROARS; provided that such procedures must, in the reasonable opinion of the Company, allow the Company sufficient time to fund the redemption of the ROARS on the Remarketing Date.

                  (b) The Company hereby agrees with the Trustee and the Holders of the ROARS that at all times, (i) it will use its best efforts to maintain the ROARS in book-entry form with DTC or any successor thereto and to appoint a successor depository to the extent necessary to maintain the ROARS in book-entry form and (ii) it will waive any discretionary right that it otherwise may have under the Indenture to cause the ROARS to be issued in a form other than global form.

         4. DETERMINATION OF INTEREST RATE TO MATURITY; NOTIFICATION THEREOF. If the Remarketing Dealer elects to remarket the ROARS as provided in Paragraph 2(a), by 3:30 p.m. New York City time, on the third Business Day immediately preceding the Remarketing Date (the "Determination Date"), the Remarketing Dealer shall determine the Interest Rate to Maturity to the nearest one thousandth (0.001) of one percent per annum. The "Interest Rate to Maturity" shall be equal to the sum of 5.44% per annum (the "Base Rate") and the Applicable Spread (as defined below), which will be based on the Dollar Price (as defined below) of the ROARS.

                  "Applicable Spread" shall be the lowest bid indication, expressed as a spread (in the form of a percentage or in basis points) above the Base Rate, obtained by the Remarketing Dealer on the Determination Date from the bids quoted by five Reference Corporate Dealers (as defined below) for the full aggregate principal amount of the ROARS at the Dollar Price, but assuming (i) an issue date that is the Remarketing Date, with settlement on such date without accrued interest, (ii) a maturity date that is the Stated Maturity Date and
         (iii) a stated annual interest rate equal to the Base Rate plus the spread bid by the applicable Reference Corporate Dealer. If fewer than five Reference Corporate Dealers bid as described above, then the Applicable Spread shall be the lowest of such bid indications obtained as described above. THE INTEREST RATE TO MATURITY ANNOUNCED BY THE REMARKETING DEALER, ABSENT MANIFEST ERROR, SHALL BE BINDING AND CONCLUSIVE UPON THE BENEFICIAL OWNERS AND HOLDERS OF THE ROARS, THE COMPANY AND THE TRUSTEE.

                  "Comparable Treasury Issues" means the United States Treasury security or securities selected by the Remarketing Dealer as having an actual or interpolated maturity or maturities comparable to the remaining term of the ROARS being purchased by the Remarketing Dealer.

                  "Comparable Treasury Price" means, with respect to the Remarketing Date, (a) the offer prices for the Comparable Treasury Issues (expressed in each case as a percentage of its principal amount) on the Determination Date, as set forth on "Telerate Page 500" (or such other page as may replace Telerate Page 500), or (b) if such page (or any successor page) is not displayed or does not contain such offer prices on the Determination Date, (i) the average of the Reference Treasury Dealer Quotations (defined below) for the Remarketing Date, after excluding the highest and lowest such Reference Treasury Dealer Quotations, or (ii) if the Remarketing Dealer obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such Reference Treasury Dealer Quotations. "Telerate Page 500" means the display designated as "Telerate Page 500" on Dow Jones Markets (or such other page as may replace Telerate Page 500 on such service) or such other service displaying the offer prices specified in (a) above as may replace Dow Jones Markets.

                  "Dollar Price" means, with respect to the ROARS, the present value, as of the Remarketing Date, of the Remaining Scheduled Payments (as defined below) discounted to the Remarketing Date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate (as defined below).

                  "Reference Corporate Dealer" means each of Banc of America Securities LLC, Bear Stearns & Co., Citicorp Securities, Inc., and two other dealers to be selected by the Company and their respective successors; provided that if any of the foregoing or their affiliates shall cease to be a leading dealer of publicly traded debt securities of the Company (a "Primary Corporate Dealer"), the Remarketing Dealer shall substitute therefor another Primary Corporate Dealer.

                  "Reference Treasury Dealer" means each of Banc of America Securities LLC, Bear Stearns & Co., Citicorp Securities, Inc., and two other dealers to be selected by the Company and their respective successors; provided that if any of the foregoing or their affiliates shall cease to be a primary U.S. Government securities dealer (a "Primary Treasury Dealer"), the Remarketing Dealer shall substitute therefor another Primary Treasury Dealer.

                  "Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer and the Remarketing Date, the offer prices for the Comparable Treasury Issues (expressed in each case as a percentage of its principal amount) quoted in writing to the Remarketing Dealer by such Reference Treasury Dealer by 3:30 p.m. on the Determination Date.

                  "Remaining Scheduled Payments" means, with respect to the ROARS, the remaining scheduled payments of the principal thereof and interest thereon, calculated at the Base Rate only, that would be due after the Remarketing Date to and including the Stated Maturity Date; provided that if the Remarketing Date is not an Interest Payment Date with respect to the ROARS, the amount of the next succeeding scheduled interest payment thereon, calculated at the Base Rate only, will be reduced by the amount of interest accrued thereon, calculated at the Base Rate only, to the Remarketing Date.

                  "Treasury Rate" means, with respect to the Remarketing Date, the rate per annum equal to the semi-annual equivalent yield to maturity or interpolated (on a day count basis) yield to maturity of the Comparable Treasury Issues, assuming a price for the Comparable Treasury Issues (expressed as a percentage of its principal amount), equal to the Comparable Treasury Price for the Remarketing Date.

         If the Remarketing Dealer elects to remarket the ROARS, the Remarketing Dealer will notify the Company, the Trustee and DTC by telephone, confirmed in writing (which may include facsimile or other electronic transmission), by 4:00 p.m. New York City time on the Determination Date of the Interest Rate to Maturity applicable to the ROARS effective from and including the Remarketing Date.

         Upon the occurrence of certain termination events set forth in the Remarketing Agreement, the Remarketing Dealer, in its sole discretion, in lieu of terminating the Remarketing Agreement, at any time between the Determination Date and 10:30 a.m. New York City time, on the Business Day immediately preceding the Remarketing Date, may elect to purchase the ROARS for remarketing and determine a new Interest Rate to Maturity in the manner set forth above in this Paragraph 4, except that for purposes of determining the new Interest Rate to Maturity pursuant to this provision, the Determination Date referred to above shall be the date of such election and redetermination. The Remarketing Dealer shall notify the Company, the Trustee and DTC by telephone, confirmed in writing (which may include facsimile or other electronic transmission), by 11:00 a.m. New York City time, on the date of such election, of the new Interest Rate to Maturity applicable to the ROARS. THEREUPON, SUCH NEW INTEREST RATE TO MATURITY SHALL SUPERSEDE AND REPLACE ANY INTEREST RATE TO MATURITY PREVIOUSLY DETERMINED BY THE REMARKETING DEALER AND, ABSENT MANIFEST ERROR, SHALL BE BINDING AND CONCLUSIVE UPON THE BENEFICIAL OWNERS AND HOLDERS OF THE ROARS ON AND AFTER THE REMARKETING DATE, THE COMPANY AND THE TRUSTEE. Notwithstanding the foregoing, the Remarketing Dealer, by redetermining the Interest Rate to Maturity upon the occurrence of any such termination event, shall not thereby be deemed to have waived its right to determine a new Interest

Rate to Maturity or to terminate the Remarketing Agreement upon the subsequent occurrence of another such termination event. If the Remarketing Dealer elects to purchase the ROARS and redetermine the Interest Rate to Maturity in accordance with the foregoing provisions in this paragraph, the Company will retain the right to redeem the ROARS as specified in Paragraph 6, provided that such election shall be made no later than 12:30 p.m. New York City time on the Business Day immediately preceding the Remarketing Date.

         5. MANDATORY REDEMPTION. Subject to the Remarketing Dealer's right to elect to purchase the ROARS and redetermine the Interest Rate to Maturity described in the immediately preceding paragraph, the Company shall redeem the ROARS as a whole on the Remarketing Date at a price equal to 100% of the principal amount thereof plus all accrued and unpaid interest, if any, on the ROARS to the Remarketing Date in the event that (a) the Remarketing Dealer for any reason does not notify the Company of the Interest Rate to Maturity by 4:00 p.m. New York City time, on the Determination Date, (b) prior to the Remarketing Date, the Remarketing Dealer has resigned and no successor has been appointed on or before the Determination Date, (c) at any time after the Remarketing Dealer elects on the Notification Date to remarket the ROARS, the Remarketing Dealer shall have elected to terminate the Remarketing Agreement in accordance with the terms thereof, (d) the Remarketing Dealer does not give notice to the Company and the Trustee by 4:00 p.m. New York City time on the Notification Date of its intention to purchase the ROARS on the Remarketing Date, (e) the Remarketing Dealer for any reason fails to deliver the purchase price of the ROARS to the Trustee by 3:00 p.m. New York City time on the Business Day immediately preceding the Remarketing Date, or (f) the Company fails for any reason to redeem the ROARS following its election to effect such redemption as specified in Paragraph 6. In any such case, payment shall be made by the Company through the Trustee to the Participant of each Beneficial Owner of ROARS, by book-entry through DTC, by the close of business on the Remarketing Date against delivery or deemed delivery through DTC of such Beneficial Owner's ROARS. No defense or right against the Remarketing Dealer shall relieve the Company of its obligations to the Holders of the ROARS to make such mandatory redemption.

         6. OPTIONAL REDEMPTION. (a) Notwithstanding any election by the Remarketing Dealer to remarket the ROARS, the tendering of the ROARS for purchase by the Remarketing Dealer shall be subject to the right of the Company to redeem the ROARS as provided in Paragraph 6(b) below.

                  (b) The Company, in its sole and absolute discretion, shall have the right, upon notice to the Remarketing Dealer and the Trustee not later than 4:00 p.m. New York City time on the Business Day immediately preceding the Determination Date, to irrevocably elect to redeem the ROARS, in whole but not in part, on the Remarketing Date. If the Remarketing Dealer elects to purchase the ROARS and redetermine the Interest Rate to Maturity under the circumstances described in the last paragraph of Paragraph 4 above, the Company will retain the right to redeem the ROARS, provided that such election must be made by 12:30 p.m. New York City time on the Business Day immediately preceding the Remarketing Date. If the Company gives such notice to the Remarketing Dealer and the Trustee, then (i) the Remarketing Dealer will be deemed to have elected not to remarket the ROARS, (ii) the Company shall redeem the ROARS from Holders as a whole on the Remarketing Date at a price equal to 100% of the aggregate principal amount of the ROARS plus all accrued and unpaid interest, if any, on the ROARS to the Remarketing Date (such payment to be

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made by the Company through the Trustee to DTC for distribution to the DTC
Participant of each Beneficial Owner of ROARS, by the close of business on the Remarketing Date against delivery through DTC of such Beneficial Owner's ROARS) and (iii) the Company will pay to the Remarketing Dealer the Calculation Amount, as defined in the Remarketing Agreement.


                                   * * * * * *


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